Exhibit 4.1

Execution Version

FIFTH AMENDMENT

TO

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 12, 2017

among

WHITING PETROLEUM CORPORATION,

as Parent Guarantor,

WHITING OIL AND GAS CORPORATION,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to the Sixth Amended and Restated Credit Agreement (this “Amendment”), dated as of December 12, 2017, is among Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), the Restricted Subsidiaries of the Parent Guarantor signatory hereto (the “Obligors”), each Lender (as defined below) party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A. The Borrower, the Parent Guarantor, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014 (as amended by the First Amendment to the Sixth Amended and Restated Credit Agreement, dated as of April 27, 2015, the Second Amendment to the Sixth Amended and Restated Credit Agreement, dated as of October 13, 2015, the Third Amendment to the Sixth Amended and Restated Credit Agreement, dated as of March 25, 2016, the Amendment and Consent dated August 30, 2017 and as may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B. The Borrower has requested and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.1.

(a) The following defined terms are hereby amended or added in their entirety to read as follows:

“Fifth Amendment” means that certain Fifth Amendment to the Credit Agreement, dated as of December 12, 2017, between the Parent Guarantor, the Borrower, the Administrative Agent and the Lenders party thereto.

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“Fifth Amendment Effective Date” means the Effective Date (as defined in the Fifth Amendment).

2.2 Amendments to Section 9.04(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) Redeem any Senior Notes unless (A) such Redemption is for a price not greater than an amount equal to par plus accrued and unpaid interest and fees and the make-whole premium as set forth in the instrument evidencing such Senior Notes, (B) immediately after giving effect to such Redemption, the Borrower has unused availability under the Revolving Facility of not less than the greater of (1) $100,000,000 or (2) while the Revolving Facility is subject to a Borrowing Base, 20% of the then effective Borrowing Base; (C) since the Third Amendment Effective Date, the aggregate amount of consideration paid in respect of such Redemption (other than with respect to Permitted Refinancing Debt in respect thereof and Redemptions of the Parent Guarantor’s outstanding 5.000% Senior Notes due 2019) does not exceed the positive difference, if any, between (i) $350,000,000 and (ii) the amount of optional prepayments, optional repurchases, optional redemptions or defeasances of Permitted Second Lien Indebtedness pursuant to Section 9.04(c); and (D) in case of any Redemption of the Parent Guarantor’s outstanding 5.000% Senior Notes due 2019, the Parent Guarantor shall have raised at least $750,000,000 in Permitted Refinancing Debt;

Section 3. Effectiveness. This Amendment shall become effective on the first date on which each of the conditions set forth in this Section 3 is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Effective Date”):

3.1 The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment from the Borrower, the Parent Guarantor, the Obligors, and the Majority Lenders.

3.2 The Borrower shall have paid all fees and other amounts due and payable on or prior to the Effective Date to the extent invoiced reasonably in advance of the Effective Date, including all reasonable out-of-pocket expenses so invoiced and required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.3 No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

The Administrative Agent shall promptly provide written notice to the Borrower and the Lenders of the occurrence of the Effective Date, which notice shall be conclusive and binding.

Section 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall, in each case, remain in full force and effect following the effectiveness of this Amendment.

5.2 References. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment.

5.3 Ratification and Affirmation; Representations and Warranties. Each of the Borrower, the Parent Guarantor and the Obligors hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments contained herein; (c) confirms that the Security Instruments and all of the collateral described therein do and shall continue to secure the payment of all the Debt of the Credit Parties under the Loan Documents (subject to, and in accordance with, the terms of the Loan Documents), in each case, as amended through the date of this Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

5.4 No Waiver; Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall for all purposes constitute a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.5 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.6 NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION

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HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.7 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Senior Vice President and Chief Financial Officer

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Senior Vice President and Chief Financial Officer

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Garrett Sacco
Name:	Garrett Sacco
Title:	Authorized Officer

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

BANK OF AMERICA, N.A., as Lender

By:	/s/ Christopher DiBiase
Name:	Christopher DiBiase
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Tim Green
Name:	Tim Green
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

CITIBANK N.A., as Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Bruce Hernandez
Name:	Bruce Hernandez
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

SUNTRUST BANK, as Lender

By:	/s/ Arize Agumadu
Name:	Arize Agumadu
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Wesley Fontana
Name:	Wesley Fontana
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

By:	/s/ Richard Antl
Name:	Richard Antl
Title:	Authorized Signatory

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Lender

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

ABN AMRO CAPITAL USA, LLC, as Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

ING CAPITAL LLC, as Lender

By:	/s/ Charles E. Hall
Name:	Charles E. Hall
Title:	Managing Director

By:	/s/ Scott Lamoreaux
Name:	Scott Lamoreaux
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

FIFTH THIRD BANK, as Lender

By:	/s/ Jonathan H. Lee
Name:	Jonathan H. Lee
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

NATIXIS NEW YORK BRANCH, as Lender

By:	/s/ Carlos Quinteros
Name:	Carlos Quinteros
Title:	Managing Director

By:	/s/ Ajay Prakash
Name:	Ajay Prakash
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

REGIONS BANK, as Lender

By:	/s/ Daniel G. Steele
Name:	Daniel G. Steele
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment

HSBC BANK USA, N.A., as Lender

By:	/s/ Nicolas Delamer
Name:	Nicolas Delamer
Title:	Director, Leveraged and Acquisition Finance

Signature Page

WHITING OIL AND GAS CORPORATION – Fifth Amendment